As  filed  with  the  Securities and Exchange Commission on August 15, 1996.
                                                     Registration  No. 33-




                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                          THE SECURITIES ACT OF 1933


                        AUTOMATIC DATA PROCESSING, INC.
            (Exact name of registrant as specified in its charter)


                   DELAWARE                              22-1467904
                (STATE OR OTHER                       (I.R.S. EMPLOYER
        JURISDICTION OF INCORPORATION)                IDENTIFICATION NO.)

                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                             PHONE: (201) 994-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                     1990 KEY EMPLOYEES' STOCK OPTION PLAN
                             (Full title of plan)


                             JAMES B. BENSON, ESQ.
                 CORPORATE VICE PRESIDENT AND GENERAL COUNSEL
                               ONE ADP BOULEVARD
                          ROSELAND, NEW JERSEY 07068
                                (201) 994-5000
                 (Name, address, including zip code, and telephone number,
                       including area code, of agent for service)

                                   COPY TO:
                            RICHARD S. BORISOFF, ESQ.
                     PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                             NEW YORK, NEW YORK 10019
                                  (212) 373-3000


     CALCULATION OF REGISTRATION FEE
                                                 SHARES            PROPOSED MAXIMUM        PROPOSED MAXIMUM          AMOUNT OF
                TITLE OF                          TO BE             OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
         SHARES TO BE REGISTERED               REGISTERED            PER SHARE(1)              PRICE(1)                 FEE

Common Stock, $.10 par value per share       10,000,000                 $41.75              $417,500,000.00         $143,965.52

(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Common Stock on August 12, 1996 as reported on the New York Stock Exchange.

     INCORPORATION BY REFERENCE OF EARLIER REGISTRATION STATEMENT

    In accordance with General Instruction E to Form S-8 the contents of Registration Statement No. 33-38365 on Form S-8 of Automatic Data Processing, Inc. (the "Company") which was filed with the Securities and Exchange Commission on December 21, 1990 are incorporated herein by reference.


                           EXPLANATORY NOTE

    The Company's 1990 Key Employees' Stock Option Plan (the "1990 Plan") was adopted by the Company's Board of Directors on August 15, 1990 and was approved by the Company's stockholders on November 15, 1990. Accordingly, on December 21, 1990 the Company filed a Registration Statement on Form S-8 (Registration No. 33-38365) to register the shares of Common Stock of the Company, par value $.10 per share (the "Common Stock"), reserved for issuance under the 1990 Plan.

    On August 11, 1995, the Company's Board of Directors approved an amendment to the 1990 Plan which increased the number of shares of Common Stock which can be issued pursuant to the 1990 Plan by 10,000,000 shares (as adjusted for the 2 for 1 stock split on January 1, 1996), so that after such amendment and adjustments for canceled stock options under the 1973 Key Employees' Stock Option Plan and the 1981 Key Employees' Stock Option Plan which were added to the amount of shares available under the 1990 Plan, the total number of shares allocated to the 1990 Plan is 30,382,242. Such amendment was approved by the company's stockholders on November 14, 1995. Accordingly, this Registration Statement is being filed to register the 10,000,000 additional shares of Common Stock.

    The information required in the section 10(a) prospectus is included in documents being maintained and delivered by the Company as required by Note 1 to Form S-8 and by Rule 428 under the Securities Act of 1933.



                               EXHIBITS

5.1 Opinion of James B. Benson, Esq. as to the legality of the securities being registered hereby

23.1         Consent of James B. Benson, Esq. (included in Exhibit 5.1)

23.2         Consent of Deloitte & Touche LLP

                               SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement, or amendment thereto, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseland, State of New Jersey, on the 14th day of August, 1996.

                              AUTOMATIC DATA PROCESSING, INC.
                                     (Registrant)



                              By   /S/ ARTHUR F. WEINBACH
                                 Arthur F. Weinbach
                                 President and Chief Executive Officer



 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, or amendment thereto, has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                           TITLE                               DATE


  /S/ ARTHUR F. WEINBACH            President and Chief                       August 14, 1996
    (Arthur F. Weinbach)            Executive Officer
                                    (Principal Executive Officer)
  /S/ RICHARD J. HAVILAND           Vice President, Finance (Principal        August 14, 1996
    (Richard J. Haviland)           Financial Officer)


  /S/ JOSH S. WESTON                Chairman of the Board                     August 14, 1996
    (Josh S. Weston)


  /S/ GARY C. BUTLER                Director                                  August 14, 1996
    (Josh S. Weston)


 /S/ JOSEPH A. CALIFANO, JR.        Director                                  August 14, 1996
    (Joseph A. Califano, Jr.)


                                    Director                                 August 14, 1996
 /S/ LEON G. COOPERMAN
    (Leon G. Cooperman)


                                    Director                                  August 14, 1996
    (George H. Heilmeier)


 /S/ ANN DIBBLE JORDAN              Director                                  August 14, 1996
    (Ann Dibble Jordan)


  /S/ HARVEY M. KRUEGER             Director                                  August 14, 1996
    (Harvey M. Krueger)


                                    Director                                  August 14, 1996
    (Charles P. Lazarus)


                                    Director                                  August 14, 1996
    (Frederic V. Malek)


  /S/ HENRY TAUB                    Director                                  August 14, 1996
    (Henry Taub)


                                    Director                                  August 14, 1996
    (Laurence A. Tisch)